UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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[ ]	Soliciting Material under § 240.14a-12

STONE ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Stone Energy Corporation 625 E. Kaliste Saloom Road Lafayette, Louisiana 70508

Important Notice Regarding the Availability of Additional Proxy Materials for the Annual Meeting of Stone Energy Corporation Stockholders to be Held on May 19, 2016

Under the Securities and Exchange Commission (the “Commission”) rules, you are receiving this notice that additional proxy materials for Stone Energy Corporation’s 2016 annual meeting of stockholders are available on the Internet at http://www.edocumentview.com/SGY. We previously filed our definitive proxy statement for the 2016 annual meeting with the Commission on April 7, 2016 (the “Proxy Statement”).

As previously disclosed in our Current Report on Form 8-K, filed with the Commission on April 20, 2016, we are currently assessing strategic alternatives and restructuring alternatives. On May 5, 2016, we filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (our “Quarterly Report”), which provides additional information regarding these matters. In addition, our Quarterly Report discusses our receipt of a non-compliance notice from the New York Stock Exchange (“NYSE”) on April, 29, 2016 for failure to satisfy certain continued listing standards due to the average closing price of our common stock falling below $1.00 over the 30 consecutive trading day period ending April 26, 2016. Proposal 7 included in our Proxy Statement, if approved by stockholders at the 2016 annual meeting, would permit our board of directors to implement a reverse stock split of our common stock as a means to address such non-compliance with the NYSE’s minimum stock price requirement, if the board were subsequently to determine to proceed with the reverse stock split.
We have filed the Quarterly Report as additional definitive solicitation material in the form of a proxy supplement with the Commission. For important information, please refer to “Risk Factors” beginning on page 31 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 21 of the Quarterly Report.
In addition, as previously disclosed in our Current Report on Form 8-K, filed with the Commission on April 20, 2016, the Independent Directors of our Board of Directors named current board member David T. Lawrence as Special Liaison of the Independent Directors to work with management in assessing strategic and restructuring alternatives. With the appointment of Mr. Lawrence as Special Liaison, reporting directly to the Board of Directors, the purpose of the Ad Hoc Special Committee, as disclosed in the Proxy Statement, has been fulfilled and the committee appointment withdrawn.
We may also file other additional proxy materials prior to the date of the 2016 annual meeting in order to communicate other important developments to you in a timely manner in order to assist you in voting your common stock at the annual meeting. We encourage you to access and review all of the important information contained in the proxy materials before voting, including the Proxy Statement and any proxy supplements. The additional proxy materials currently available and any others that may become available in the future may be found at http://www.edocumentview.com/SGY, which you should continue to monitor for additional items as the annual meeting approaches. We will not mail any additional materials to you. You may request a separate hard copy of the additional definitive solicitation materials by calling us at (337) 237-0410 or by writing to our Secretary at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, or you may contact your broker, bank or other nominee to make a similar request.